UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SAFEHOLD INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

BREAKING THROUGH

The Modern Ground Lease Advantage

Safehold

2022 Proxy Statement

1114 Avenue of the Americas
39th Floor
New York, New York 10036
Notice of 2022 Annual Meeting of Shareholders

When	Where	Record Date
Monday, May 16, 2022 9:00 a.m. Eastern time	A virtual meeting via the internet at www.meetnow.global/M52G5LV	Shareholders of record at the close of business on March 23, 2022 are entitled to notice of and to vote
Items of Business
Proposal 1	Election of six directors
	☐ Dean Adler	☐ Jesse Hom	☐ Robin Josephs
	☐ Jay Nydick	☐ Stefan Selig	☐ Jay Sugarman
Proposal 2	Non-binding, advisory vote to approve executive compensation (“Say on Pay”)
Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022
In addition, at the annual meeting we will transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Record Date
The board has fixed the close of business on March 23, 2022 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock at the close of business on that date will be entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2022
We make proxy materials available to our shareholders on the Internet. You can access proxy materials including our 2021 annual report to shareholders at www.envisionreports.com/SAFE.
By Order of the Board of Directors,

Geoffrey M. Dugan General Counsel, Corporate and Secretary
April 4, 2022

Whether or not you expect to attend the annual meeting via the internet, to ensure your representation at the annual meeting, please mark, sign, date and return the attached proxy card as promptly as possible.

Safehold Inc. 2022 Proxy Statement | i

Proxy Statement

Safehold Inc. Annual Meeting of Shareholders
To Be Held on May 16, 2022
We are making this proxy statement available on or about April 5, 2022 to holders of our common stock in connection with the solicitation by our Board of Directors of proxies to be voted at our 2022 annual meeting of shareholders or at any postponement or adjournment of the annual meeting. Our common stock is listed on the New York Stock Exchange, or the NYSE, and is traded under the symbol “SAFE.”
This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2021. Additional copies of the Annual Report, including our financial statements at and for the year ended December 31, 2021, may be obtained:
on our website: www.safeholdinc.com
by calling Investor Relations: (212) 930-9400
by writing to: Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or SEC.

ii | Safehold Inc. 2022 Proxy Statement

Proxy Statement Summary

This summary represents only selected information. You should review the entire proxy statement before voting.
Safehold Inc. 2022 Annual Meeting of Shareholders
When	Where	Record Date
May 16, 2022, 9:00 a.m. Eastern time	A virtual meeting via the internet at www.meetnow.global/M52G5LV	Shareholders of record at the close of business on March 23, 2022 are entitled to notice of and to vote at the meeting
Matters to Be Voted on at the Annual Meeting
Proposal			Board Recommendation	See Page
1	Election of six directors
	☐ Dean Adler ☐ Robin Josephs ☐ Stefan Selig	☐ Jesse Hom ☐ Jay Nydick ☐ Jay Sugarman	FOR each nominee	6
2	Non-binding, advisory vote to approve executive compensation (“Say on Pay”)		FOR	35
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022		FOR	36
Safehold Inc. 2022 Proxy Statement | 1

Proxy Statement Summary

How to Vote
Shareholders of Record Have your proxy card in hand and follow the instructions.
Beneficial Owners
If you are a beneficial owner and your shares are held by a bank, broker or other nominee, you should follow the instructions provided to you by that firm.
Although most banks and brokers now offer voting by mail, telephone and Internet, availability and specific procedures will depend on their voting arrangements

By Telephone	Dial toll-free, 24/7 1-800-652-8683
By Internet	Visit, 24/7 www.envisionreports.com/SAFE
By Mail	Complete, date and sign your proxy card and send by mail in the enclosed postage-paid envelope
By Mobile Device	Scan the QR code
If you vote by phone or electronically, you do not need to return a proxy card.
2 | Safehold Inc. 2022 Proxy Statement

Proxy Statement Summary

Board of Directors Overview
				Committees
Director and Principal Occupation	Age	Director since	Independent	Audit	Compensation	Nominating and Corporate Governance	Other Current Public Company Boards
Jay Sugarman Chairman and Chief Executive Officer, Safehold Inc. and iStar Inc.	60	2016					☐ iStar Inc.
Dean Adler Co-founder, Principal and Chief Executive Officer, Lubert-Adler Partners, L.P.	65	2017					—
Jesse Hom Managing Director and Global Head of Real Estate Credit, GIC	38	2021					—
Robin Josephs Former Managing Director, Starwood Capital Group L.P.	62	2017					☐ iStar Inc. ☐ MFA Financial, Inc. ☐ SVF Investment Corp. 2
Jay Nydick Co-founder and Principal, Prospect Ridge Advisors, LLC.	57	2017					—
Stefan Selig Founder and Managing Partner, BridgePark Advisors LLC	59	2017					☐ Rotor Acquisition Corp. ☐ Simon Property Group, Inc. ☐ Tuscan Holdings Corp.
Number of Meetings in 2021:	Board:16			5	4	4
Committee Chair	Committee Member	Chairman of the Board	Lead Independent Director	Audit Committee financial expert
Safehold Inc. 2022 Proxy Statement | 3

Proxy Statement Summary

Board Composition and Attributes
Some of the key attributes of our director nominees are set forth below.
Highly Skilled Directors
*
Board leadership experience represents leadership roles on outside boards, including lead director and committee chair positions and service on special board committees.

Gender Diversity	Racial/Ethnic Diversity	Independence

4 | Safehold Inc. 2022 Proxy Statement

Proxy Statement Summary

Corporate Governance Highlights
We believe good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our organization and shareholders. Our corporate governance policies and practices include:
What We Do	What We Don’t Do
66-2/3% of our directors are independent, including all members of our board committees	Opted out of the Maryland Unsolicited Takeover Act
Lead Independent Director with defined responsibilities	Opted out of the business combination and control share acquisition provisions of the Maryland General Corporation Law, or MGCL
Chair of our Audit Committee is an “audit committee financial expert”	No director over-boarding
All Audit Committee members are financially literate	No pledging/hedging of stock
Board composition is diverse in skills, perspectives and experience	No shareholder rights plan
Independent directors regularly meet without management present
Annual board and committee performance assessment to ensure effectiveness
Annual election of all board members
Disclosure Committee oversees SEC disclosure
Code of Conduct for directors and executive officers
Periodic review of long-term management development and succession plans
Board responsibility for risk assessment and oversight
Active investor outreach and engagement
Corporate Sustainability Report (ESG Report) published annually
Safehold Inc. 2022 Proxy Statement | 5

Proposal 1 — Election of Directors
Board of Directors

The Board has nominated directors Sugarman, Adler, Hom, Josephs, Nydick and Selig to be elected to hold office for a term of one year, until the next annual meeting and until their successors have been elected and qualified.

Our Board of Directors recommends that you vote FOR electing the six named nominees as our directors.
All nominees are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the Board to replace that nominee. At this time, the Board has no reason to believe that any nominee will be unavailable to serve as a director if elected.
The Board has determined that Mr. Adler, Mr. Hom, Mr. Nydick and Mr. Selig are independent within the standards prescribed by the NYSE.
All directors are elected annually. All current directors were elected at the 2021 annual meeting, except Mr. Hom who was elected to the Board by the directors in December 2021 and is standing for election by shareholders at the 2022 annual meeting.

Director Nominations and Qualifications
The Nominating and Corporate Governance Committee (the “Committee”) is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. The Committee is authorized to employ third-party search firms to identify potential candidates. In evaluating candidates, the Committee considers, among other things:
☐
Education, background, skills and experience that provide knowledge of business, financial, governmental or legal matters relevant to our business or to our status as a publicly owned company

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A high level of personal and professional ethics, integrity and values

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Reputation for exercising good business judgment

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Commitment to representing the long-term interests of our shareholders

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The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs

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Sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed

Our Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a diverse candidate pool based on race, gender and other groups that have been historically underrepresented on corporate boards.
The Committee also considers whether individuals satisfy the independence criteria set forth in the NYSE listing standards, as well as any special criteria applicable to service on various standing committees of the Board. Our Board and the Nominating and Corporate Governance Committee believe that it is desirable that Board members represent diversity of gender, race and national origin, as well as diversity of viewpoints, background, experience and demographics.
The Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, differing viewpoints and other qualities necessary to the Board’s ability to oversee and guide the business and affairs of the company. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote enough time and attention to the affairs of the organization. When the Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement the experience,

6 | Safehold Inc. 2022 Proxy Statement

Board of Directors

skills and perspectives of the other members of the Board. The full Board 1) considers candidates that the Committee recommends; 2) considers the optimum size of the Board; 3) determines how to address any vacancies on the Board; and 4) determines the composition of all Board committees.
The Board believes that the nominees for election as a director listed below possess the following attributes:
☐
nominees have the qualifications necessary to ensure we are taking appropriate steps to address the complex issues confronting us in our business and the economic environment

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the nominees have held leadership positions in business (and in particular the real estate, investment sector) and finance over an extended period of time

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the nominees have demonstrated a long record of professional integrity, intellectual acumen, analytic skills, a strong work ethic and the ability to maintain a constructive environment for discussion of matters considered by our board

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the nominees have experience as board members of a diverse range of public and private companies

Director Nominees
Jay Sugarman, 60	Chairman and CEO since October 2016

Education
☐
Princeton University, B.A.

•
Paul Volcker Award in Economics; summa cum laude; valedictorian nominee

☐
Harvard Business School, M.B.A.

•
Baker Scholar; Loeb Award in Finance, Copeland Award and Gillette Prize in Marketing

Select Business Experience
Safehold Inc.
☐
Chairman and Chief Executive Officer
(October 24, 2016 to present)

iStar Inc. (NYSE:STAR), the parent company of our manager and our largest stockholder
☐
Chairman and Chief Executive Officer (1997 to present)

☐
Founder and Director, iStar and its predecessors (1996 to present)

Other Public Company Boards
☐
iStar (since 1996)

Select Skills and Qualifications
Business Development & Strategy
☐
Experience building two public companies from inception as founder and chief executive officer of both iStar and Safehold

Senior Leadership
☐
Serves as CEO of iStar and Safehold, bringing financial, operational and real estate expertise to the Board

Investing
☐
Prior to founding iStar, managed private investment funds on behalf of several high net worth families

Safehold Inc. 2022 Proxy Statement | 7

Board of Directors

Dean Adler, 65	Independent Director since April 2017 Committees: Audit (Chair); Compensation; Nominating and Corporate Governance

Education
☐
The Wharton School at the University of Pennsylvania, B.S., magna cum laude

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University of Pennsylvania Law School, J.D. with honors

Select Business Experience
Lubert-Adler Partners, L.P., a private real estate investment firm
☐
Co-Founder, Principal and Chief Executive Officer (1997 to present)

Prior Directorships
☐
Mr. Adler has previously served as a director of several public and private companies, including Albertsons Companies, Inc., Developers Diversified Realty Corp., Bed Bath & Beyond Inc., and others

Select Skills and Qualifications
Mr. Adler has over 35 years of wide-ranging experience and involvement in commercial real estate, including as Co-Founder, Principal and Chief Executive Officer of Lubert Adler Partner, L.P., a real estate equity firm with over $7 billion in equity and $17 billion of assets under management. He serves as head of Lubert-Adler’s investment committee and is responsible for leading the strategic direction of the firm.

Jesse Hom, 38	Director since December 2021 Committee: Nominating and Corporate Governance (Chair)

Education
☐
Cornell University, Nolan School of Hotel Administration, B.S with real estate finance concentration.

Select Business Experience
GIC, a sovereign wealth fund
☐
Managing Director and Global Head of Real Estate Credit

Select Skills and Qualifications
Mr. Hom is Managing Director and Global Head of Real Estate Credit at GIC, Singapore’s sovereign wealth fund, where he has focused on both equity and credit investments since 2008. Additionally, Mr. Hom sits as a director on several private real estate company boards.

8 | Safehold Inc. 2022 Proxy Statement

Board of Directors

Robin Josephs, 62	Director since June 2017

Education
☐
The Wharton School at the University of Pennsylvania, B.S., Phi Beta Kappa; magna cum laude

☐
Columbia Business School, M.B.A

Select Business Experience
Starwood Capital Group L.P., a private equity firm specializing in real estate investments
☐
Managing Director (2005 to 2007)

Goldman Sachs & Co.
☐
Senior executive in various capacities (1986 to 1996)

Other Public Company Boards
☐
iStar Inc. (NYSE:STAR) (1998 to present),currently Lead Director, Chair of its Nominating and Governance Committee and member of its Compensation Committee

☐
MFA Financial, Inc. (NYSE: MFA) (2010 to present), a firm primarily engaged in investing in residential mortgage-backed securities, currently Chair of its Compensation Committee and member of its Audit Committee

☐
SVF Investment Corp. 2 (Nasdaq: SVFB) (2021 to present), a special purpose acquisition company (SPAC) affiliated with SoftBank Investment Advisers, formed to enable an IPO-ready technology company to list publicly, currently a member of the Audit, Compensation and Nominating Committees

Other Directorships
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Starwood Real Estate Income Trust, Inc. (2018 to present) a non-traded real estate investment trust

☐
Trustee, University of Chicago Cancer Research Foundation

Prior Directorships
☐
QuinStreet, Inc. (NASDAQ: QNST)

☐
Plum Creek Timber Company, Inc. (NYSE: PCL)

Select Skills and Qualifications
Ms. Josephs’ background as an investment banking professional brings valuable knowledge of finance and capital markets to our Board. Her work as a managing director of Starwood Capital Group, where she evaluated and managed numerous real estate investments, adds knowledge and expertise in this area of vital importance to our organization.
Ms. Josephs’ extensive experience as a director of public companies and a charitable organization also brings to our Board valuable skills and insights into the governance of real estate, investment and operating companies.

Safehold Inc. 2022 Proxy Statement | 9

Board of Directors

Jay Nydick, 57	Independent Director since June 2017 Committees: Audit; Compensation (Chair); Nominating and Corporate Governance

Education
☐
Cornell University, B.S.

•
Presidential Scholar

☐
Columbia Business School, M.B.A

☐
London School of Economics

Select Business Experience
Prospect Ridge Advisors, LLC, a leading real estate investment manager
☐
Co-Founder and Principal (2019 to present)

AllianceBernstein LP
☐
Co-Head and Co-Chief Investment Officer, Real Estate Investment Group (2009 to 2019)

iStar Inc.
☐
President (2004 to 2009)

Goldman, Sachs & Co.
☐
Investment banker (1990 to 2004)

Other Current Directorship
☐
Children’s Aid Society (New York City)

Select Skills and Qualifications
Mr. Nydick’s qualifications as a director include significant experience in capital markets and commercial real estate.

10 | Safehold Inc. 2022 Proxy Statement

Board of Directors

Stefan Selig, 59	Lead Independent Director since June 2017 Committees: Audit; Compensation

Education
☐
Wesleyan University, B.A.

☐
Harvard Business School, M.B.A.

☐
London School of Economics and Political Science (General Course)

Select Business Experience
BridgePark Advisors LLC, a strategic advisory firm
☐
Founder (2017 to present)

U.S. Department of Commerce
☐
Under Secretary of Commerce for International Trade (2014 to 2016)

During this period, he also served in several other governmental leadership positions, including:
☐
International Trade Administration,
Executive Director

☐
Travel and Tourism Advisory Board,
Executive Director

☐
Congressional Executive Commission on
China, Commissioner

☐
President’s Advisory Council on Doing
Business in Africa, Executive Director

Bank of America Merrill Lynch
Various senior leadership positions (1999 to 2014), including:
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Executive Vice Chairman, Global Corporate & Investment Banking (2009 to 2014)

☐
Vice Chairman, Global Investment Banking and Global Head, Mergers & Acquisitions

Other Current Public Company Boards
☐
Rotor Acquisitions Corp. (NYSE: ROT), currently Chairman

☐
Simon Property Group, Inc. (NYSE: SPG), currently a member of its Audit and Compensation Committees

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Tuscan Holdings Corp. (NASDAQ: THCBU), currently a member of its Audit, Compensation and Nominating/Corporate Governance Committees

Prior Directorships
☐
Overseas Private Investment Corporation

☐
Audacy, Inc. (NYSE: AUD), formerly Entercom Communications Corp.

Select Skills and Qualifications
Mr. Selig is a highly accomplished banker and senior executive who has served in prominent leadership roles in both the private and public sectors. Mr. Selig also has extensive government and economic policy experience, having served as Under Secretary of the Commerce for International Trade for the U.S. Department of Commerce.

Safehold Inc. 2022 Proxy Statement | 11

Board of Directors

Board Leadership Structure
Our corporate governance principles provide that our Board is free to elect its Chairman and the Chief Executive Officer (CEO) in the manner the Board considers to be in the best interests of the organization. At any given point in time, these positions may be held by one individual or by two different individuals. If the Chairman is not an independent director, the Board will designate a lead independent director.
Our Board of Directors currently believes it is in our best interests to have Mr. Sugarman serve as Chairman of our Board of Directors and Chief Executive Officer. When combined with the current composition of the Board, the use of a lead independent director, and the other elements of our corporate governance structure, the combined CEO and Chairman position strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of our business and affairs.
Mr. Sugarman is an experienced real estate executive and long-time employee of our manager with many years of board experience. As CEO, he has the primary responsibility of developing corporate strategy and managing our day-to-day business operations. As a Board member, he understands the responsibilities and duties of a director and is well positioned to 1) chair regular Board meetings; 2) provide direction to management regarding the needs, interests and opinions of the Board; and 3) help ensure that key business issues and shareholder matters are brought to the attention of the Board. As both CEO and Chairman, Mr. Sugarman promotes unified leadership and direction for the Board and management. In addition, strong corporate governance structure and process ensures our independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. Board committees are comprised solely of independent directors. As such, independent directors oversee critical matters, including the integrity of our financial statements, the performance of our manager and its executives, financial commitments for capital projects, the selection and annual evaluation of directors, and the development and implementation of corporate governance programs.
Our Board and each Board committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as appropriate. The non-employee directors meet in executive session without management either before or after regularly scheduled Board and Board committee meetings to discuss various issues and matters including the effectiveness of management, as well as our performance and strategic plans.

Lead Independent Director
Stefan M. Selig is currently designated as our lead independent director and is responsible for the following duties:
☐
Presides at all meetings of the Board at which the Chairman is not present and all executive sessions of the independent directors

☐
Acts as advisor to CEO and direct liaison between CEO and independent directors

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Plans, reviews, and approves Board meeting agendas and information presented to the Board

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Calls meetings of the independent directors as appropriate

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Contributes to annual CEO performance review and assists with succession planning

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Consults the Nominating and Corporate Governance Committee on the Board’s evaluation process

☐
Participates in consultations and direct communication with major shareholders and their representatives when appropriate

☐
Performs such other duties as the Board may determine from time to time

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Board of Directors

The lead independent director is selected from among non-employee directors. The Nominating and Corporate Governance Committee and our CEO discuss candidates for the lead independent director position, and consider many of the same types of criteria as candidates for the chair of other Board committees including:
☐
Tenure

☐
Previous service as a Board committee chair

☐
Diverse experience

☐
Participation in and contributions to activities of the Board

☐
Ability and willingness to commit adequate time to the role

Board Composition and Diversity
Our Board recognizes the value of nominating for election to the Board individuals who bring to its discussions and decision-making processes a variety of:
☐
diverse opinions

☐
perspectives

☐
skills

☐
experiences

☐
backgrounds

Our Board believes that all nominations to the Board should be based upon merit and suitability of the candidate. The Board recognizes the need to consider director candidates from different backgrounds, including, but not limited to, geography, race, ethnicity and gender.
As noted above in “Director Nominations and Qualifications,” our Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a diverse candidate pool based on race, gender and other groups that have been historically underrepresented on corporate boards. The Nominating and Corporate Governance Committee regularly assesses the size and composition of our Board to help ensure that our Board functions in an effective manner given the size, diversity and complexity of our businesses and the range of markets in which we operate. The Committee believes it is important to have a mix of experienced directors with a deep understanding of our business and others who bring fresh perspectives. The Committee engages in discussions of potential additions to our Board on an ongoing basis, as deemed appropriate. In seeking to maintain an engaged, independent Board possessing broad experience and judgment and which is committed to representing the long-term interests of our shareholders, the Committee takes into account the various factors described above in the section of this proxy statement captioned “Director Nominations and Qualifications.”

Director Independence
Our corporate governance guidelines require that a majority of the Board consist of directors who the Board has determined are independent. Our Board has determined that four of our current directors are independent. In determining director independence, the Board considers all relevant facts and circumstances, as well as the NYSE listing standards. In addition, the Board has adopted the following standards to assist them in determining director independence:
☐
The director may not be an employee of Safehold or our manager and no member of the director’s immediate family may be an executive officer of Safehold, currently or within the preceding 36 months. For purposes of these standards, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

Safehold Inc. 2022 Proxy Statement | 13

Board of Directors

☐
The director is not a current partner or employee of a firm that is Safehold’s internal or external auditor; no member of the director’s immediate family is a current partner of such firm, or an employee of such firm and personally works on the Safehold audit; or neither the director nor any member of his or her immediate family was within the last three years a partner or employee of such firm and personally worked on Safehold’s audit within that time.

☐
The director does not serve as an executive officer of a charitable or non-profit organization to which Safehold has made contributions that, in any of the last three fiscal years, exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues.

☐
Neither the director nor a member of the director’s immediate family is employed as an executive officer (and has not been employed for the preceding 36 months) by another company where any of Safehold’s present executive officers serves or served on that company’s compensation committee.

Our Board has determined that each of the following non-employee director nominees qualifies as independent under NYSE rules and satisfies our independence standards: Dean Adler, Jesse Hom, Jay Nydick, and Stefan Selig.
The Nominating and Corporate Governance Committee reviewed each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the organization. With respect to each non-employee director, the Committee determined that either the director was not providing goods or services to us or the amounts involved were below the monetary thresholds set forth in the independence standards noted above.

Board and Committee Annual Assessments
To ensure the effectiveness of the Board as a whole and its committees, our directors engage in an annual assessment of the Board and committee performance. An independent third-party interviews each director individually on a wide range of topics including:
☐
board structure and composition

☐
communications between management, the Board, and its committees

☐
information furnished to the Board

☐
the Board’s relationship with management

☐
the effectiveness of the Board and its committees

The independent third-party summarizes the individual comments and assessments in a report to the Board in executive session. The Board utilizes the results of this process to help refine and improve the operations of the Board and its committees. The annual assessment typically occurs midyear with a subsequent report presented to the Board at a regular quarterly meeting, in executive session.

Board Meetings Held during 2021
During the fiscal year ended December 31, 2021, the Board held 16 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the Board meetings. Four of our directors attended 100% of all of the board meetings and applicable committee meetings held during 2021, one director attended 93% of such meetings and one director attended 87.5% of such meetings. The Board also acts by unanimous written consent in appropriate circumstances.

14 | Safehold Inc. 2022 Proxy Statement

Board of Directors

Executive Sessions
Our Board of Directors meets in executive session at least quarterly without management present. Our Audit Committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm and with representatives of the accounting firm engaged to assist us in the preparation of our documentation, testing and evaluation of internal controls over financial reporting and risk assessment.

Committees Established by the Board
Our Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees, each of which is composed exclusively of independent directors, as defined by the listing standards of the
NYSE. The Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors.

Audit Committee	Meetings in 2021*: 5
Members ☐ Dean Adler ☐ Jay Nydick ☐ ☐ Stefan Selig	* includes meetings held in person and by telephone conference call

    The Board has determined that all members are financially literate for purposes of NYSE listing standards, and that Mr. Adler qualifies as an “Audit Committee financial expert” because of his business experience, understanding of generally accepted accounting principles and financial statements, and educational background.
Primary Responsibilities
The primary functions of the Audit Committee are to:
☐
review the professional services provided by our independent registered public accounting firm and the independence of the firm

☐
review the scope of the audit

☐
review and approve any proposed non-audit services by our independent registered public accounting firm

☐
review our annual financial statements, systems of internal controls, and legal compliance policies and procedures

☐
discuss our risk assessment and risk management policies

☐
monitor the functions of our compliance and ethics organization

☐
review with members of our internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans and audit results

Report of the Audit Committee
The Report of the Audit Committee is on page 36 of this proxy statement.

Safehold Inc. 2022 Proxy Statement | 15

Board of Directors

Compensation Committee	Meetings in 2021*:4
Members ☐ ☐ Jay Nydick ☐ Dean Adler ☐ Stefan Selig	* includes meetings held in person and by telephone conference call

The Board has determined that all members are independent for purposes of NYSE listing standards, and that Mr. Nydick qualifies as the Compensation Committee chair in view of his business expertise and experience in understanding and facilitating executive compensation, remuneration programs, and executive succession planning.
Primary Responsibilities
The primary functions of the Compensation Committee are to:
☐
determine from time to time the remuneration for our non-executive directors

☐
evaluate the performance of our manager and report to the Board on such performance

☐
oversee our equity-based compensation plan and programs

☐
review and approve any proposed severance, termination or retention plans, agreements or payments applicable to any of our executive officers

☐
prepare compensation committee reports

Report of the Compensation Committee
The Report of the Compensation Committee is on page 25 of this proxy statement.

16 | Safehold Inc. 2022 Proxy Statement

Board of Directors

Nominating and Corporate Governance Committee	Meetings in 2021*: 4
Members ☐ Jesse Hom ☐ Dean Adler ☐ Jay Nydick	* includes meetings held in person and by telephone conference call

The Board has determined that all members are independent for purposes of NYSE listing standards, and that Mr. Hom qualifies as the Nominating and Corporate Governance Committee chair in view of his business expertise and experience in understanding board organization, function and composition including identifying and recommending effective corporate governance policies and practices.
Primary Responsibilities
The primary functions of our Nominating and Corporate Governance Committee are to:
☐
Provide counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees

☐
identify and screen candidates for Board membership

☐
recommend to our Board of Directors potential director candidates for nomination

☐
oversee the annual evaluation of and report to the Board on the performance and effectiveness of the Board and its committees, and recommend to the Board any changes concerning the composition, size, structure and activities of the Board and its committees

☐
periodically review and, if appropriate, recommend to the Board of Directors changes to our corporate governance policies and procedures

☐
recommend to the full Board of Directors the appointment of each of our executive officers

☐
consider possible Board and management conflicts of interest and make recommendations to prevent, minimize, or eliminate such conflicts of interest

☐
oversee our programs, policies and practices relating to charitable, political, social and environmental issues, impacts and strategies

In recommending potential director candidates for nomination to our Board of Directors, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, consistent with the criteria set forth in the Corporate Governance Guidelines.
These factors may include judgment, skill and experience with businesses and other organizations comparable to us. The charter of our Nominating and Corporate Governance Committee also identifies diversity as one factor which the committee may consider when nominating a candidate for election to the Board. Diversity includes not only factors such as gender, race, ethnicity, and age, but also background, experience, skills, accomplishments, personal qualities and other traits desirable to achieve a representative mix of qualified individuals.
The Nominating and Corporate Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Committee may employ professional search firms or consultants to assist us in identifying potential members of the Board with the desired skills and disciplines. Nominations made by shareholders should be made in accordance with the procedures set forth below in this section under “Shareholder Nominations for the Board.” Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates.

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Board of Directors

Committee Charters
Our Audit, Compensation and Nominating and Corporate Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.safeholdinc.com and will be provided in print, without charge, to any shareholder who requests copies.
Board of Directors Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or was formerly an officer or an employee of the organization. None of our executive officers other than Mr. Sugarman, who is a director of iStar, serves as a member of the
Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board, nor has such interlocking relationship existed in the past.

Service on Other Boards
In view of the commitment of time and effort that is required of a director of a public company, our Board has established a guideline that its directors should not serve on the boards of more than four public companies
(including Safehold) simultaneously, and our CEO should not serve on the boards of more than two public companies (including Safehold) simultaneously.

Risk Oversight
Our Board of Directors plays an active role in overseeing management of our risks, including Environmental, Social and Governance (ESG) factors. The committees of our Board of Directors assist the full Board in risk oversight by addressing specific matters within the purview of each committee. At Board and committee meetings throughout the year, management discusses the risk exposures identified as being most significant to the organization and the actions that management may take to monitor the exposures. Specifically, the Audit Committee receives regular updates from management on cybersecurity and IT security, internal and external security reviews, data protection, risk assessments, breach preparedness and response plans in overseeing our cybersecurity risk management program, and updates the Board as appropriate.

☐ Our Audit Committee focuses on oversight of financial, operational, IT, cybersecurity, and compliance risks	☐ Our Compensation Committee focuses on risks relating to our equity compensation plans and arrangements	☐ Our Nominating and Corporate Governance Committee focuses on reputational and corporate governance risks, including the independence of our Board of Directors
While each committee is responsible for evaluating certain risks and overseeing the management of those risks, our full Board of Directors keeps itself regularly informed regarding such risks through regular committee reports and otherwise. We are confident the leadership structure of our Board of Directors supports effective and efficient risk management and oversight.

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Board of Directors

Director Nominations by Shareholders
Our Nominating and Corporate Governance Committee will consider candidates for nomination recommended by our shareholders and will evaluate candidates using the same criteria as candidates identified by the Committee set forth in this section under “Director Nominations and Qualifications.” Shareholder nominations should be submitted in writing to:
Safehold Inc. Attention: Corporate Secretary 1114 Avenue of the Americas 39th Floor New York, NY 10036
Shareholders may make nominations directly by following the procedure specified in our bylaws. Specifically, our bylaws require shareholders who nominate candidates to deliver written notice to the Corporate Secretary of Safehold not less than 60 days prior to the meeting of shareholders. If the date of the meeting is not publicly announced by us in a report filed with the SEC, furnished to shareholders, or in a press release at least 75 days prior to the meeting date, the nomination must be delivered to the Corporate Secretary of Safehold not later than the close of business on the 10th day following the announcement of the meeting date. The advance notice provision requires the shareholder to submit specific information concerning itself and the proposed nominee, including ownership information, name and address, and appropriate biographical information about and qualifications of the proposed nominee. In addition, we require a written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders.
The presiding officer of the meeting may refuse to acknowledge a nomination not made in compliance with these requirements. Similar procedures prescribed by our bylaws are also applicable to shareholders who bring any other business before an annual meeting of the shareholders.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2023.

Communications with the Board
We provide the opportunity for interested parties, including shareholders, to communicate with members of the Board. Interested parties may communicate with our lead independent director, the other independent Board members or the chair of any of the committees of the Board by e-mail or regular mail.
CorporateSecretary@safeholdinc.com

To the Lead Independent Director, the independent directors, individual committee chairs, as the case may be:
Safehold Inc.
Attention: Corporate Secretary
1114 Avenue of the Americas
39th Floor
New York, NY 10036

Our Corporate Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. The Corporate Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). However, we reserve the right to disregard any communication that our Corporate Secretary determines is unduly hostile, threatening, or illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to inappropriate communications including abusive, repetitive, or in bad taste communications or communications that present safety or security concerns.
Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. A shareholder, or other interested party, may communicate anonymously and/or confidentially.

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Board of Directors

Director Compensation
Each of our directors, other than Mr. Sugarman, our Chairman and Chief Executive Officer, and Mr. Hom, who has waived any compensation for his services as a director, was awarded 4,000 fully-vested shares of our common stock in May 2021 as compensation for services as a director during 2021. No other compensation was paid by us to our directors during 2021. We evaluate periodically the compensation program for our directors who are not officers or employees of our manager or iStar and in the future may consider modifying it to consist of annual cash retainer fees and long-term equity awards, which may include additional cash or equity compensation to such directors who also serve on a committee. We reimburse each of our directors who are not officers or employees of our manager or iStar for his or her travel expenses incurred in connection with his or her attendance at full Board of Director and committee meetings. Directors who are officers or employees of our manager or iStar do not receive compensation for serving on our Board of Directors.
The table below summarizes the compensation information for our directors who are not officers or employees of our manager or iStar for the fiscal year ended December 31, 2021. Jay Sugarman, our Chairman and Chief Executive Officer, is not included in this table.

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Dean Adler	—	279,440	—	279,440
Jesse Hom(2)	—	—	—	—
Robin Josephs	—	279,440	—	279,440
Jay Nydick	—	279,440	—	279,440
Stefan Selig	—	279,440	—	279,440

(1)
Amounts included in the “Stock Awards” column reflect the grant date fair value of shares of common stock awarded to directors on the grant date, computed in accordance with FASB ASC Topic 718, based on the closing price of the shares on the New York Stock Exchange on the grant date.

(2)
Mr. Hom has waived any compensation for services as a director of the Company.

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Corporate Governance

Corporate Governance Profile
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:
☐
our Board of Directors is not staggered, with each of our directors subject to re-election annually

☐
four members of our Board of Directors, or 66 2∕3% of our directors, are independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act

☐
at least one member of the Audit Committee, the chairman, is an “audit committee financial expert” within the meaning of the rules of the SEC and each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE

☐
we do not currently have a shareholder rights plan and our Board of Directors has adopted a policy that our Board may not adopt any shareholder rights plan unless the adoption of the plan has been approved by shareholders representing a majority of the votes cast on the matter, except that our Board of Directors may adopt a shareholder rights plan without the prior approval of our shareholders if our Board, in the exercise of its duties, determines that seeking prior shareholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a shareholder rights plan is adopted by our Board without the prior approval of our shareholders, the shareholder rights plan will expire on the date of the first annual meeting of shareholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our common shareholders
☐
we have opted out of the unsolicited takeover (Title 3, Subtitle 8) provisions of the MGCL, commonly known as the Maryland Unsolicited Takeover Act, which we may not opt into without the approval of a majority of the votes cast by our shareholders entitled to vote

☐
we have opted out of the business combination and control share acquisition statutes in the MGCL

A copy of our corporate governance guidelines may be found on our website at www.safeholdinc.com and will be provided in print, without charge, to any shareholder who requests a copy.

Code of Conduct
Our Board of Directors has adopted a Code of Conduct that sets forth the principles of conduct and ethics to be followed by our directors, officers, our manager and employees of our manager who perform services for us. The purposes of the Code of Conduct are to promote:
☐
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships

☐
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications

☐
compliance with applicable governmental laws, rules and regulations

☐
prompt internal reporting of violations of the code to appropriate persons identified in the code; and accountability for adherence to the Code

A copy of the Code of Conduct has been provided to each of our directors, officers, the manager and relevant employees, who are required to acknowledge that they have received and will comply with the Code. A copy of the Company’s Code of Conduct has been previously filed with the SEC and is incorporated by reference in this Annual Report on Form 10-K as Exhibit 14.1. The Code of Conduct is also available on the Company’s website at www.safeholdinc.com.
We will disclose on our website material changes to the Code of Conduct, or any waivers for directors or executive

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Corporate Governance

officers, if any, within four business days of any such event. As of December 31, 2021, there have been no material amendments to the Code of Conduct and we have not granted any waivers from any provision of the Code of Conduct to any directors or executive officers.

Disclosure Committee
We maintain a Disclosure Committee consisting of members of our executive management and senior staff of our manager. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise the CEO and CFO in making the required certifications in SEC reports. The Disclosure Committee brings together on a regular basis key representatives from our core business and employees of our manager who are involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings, and review our draft periodic SEC reports prior to filing. The Disclosure Committee reports to our CEO and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee’s purpose and procedures. A copy of the charter will be provided in print, without charge, to any shareholder who requests a copy.

Environmental, Social & Governance Practices and Programs
Overview
Our 2021 Corporate Sustainability Report (CSR) is being published in April 2022 and will be found on our website at https://www.safeholdinc.com/sustainability/. Our business is managed by iStar, our manager and largest shareholder. References herein to “employees” refer to iStar employees, as we have no employees of our own. Our 2021 CSR provides an overview of the environmental, social and governance (ESG) issues that we prioritize and the strategic and forward-thinking steps we have taken in ESG practices that we consider most relevant to our business and stakeholders both now and into the future, including the following:
☐
Environmental: This year’s CSR outlines our process and data-driven approach to integrating climate risk considerations into our naturally long investment horizon. While we believe that our highly diversified, nationwide portfolio protects against many individual risks, we are still proactive about identifying ways we can help offset the impacts of climate change. Tenant engagement is a growing focus, with numerous approaches being taken to promote more environmentally friendly building practices. Lastly, we are making progress on assessing and reporting our greenhouse gas (GHG) emissions — we are targeting a 20% emissions reduction by

2025 and are committing to carbon neutrality by then as well.
☐
Green Portfolio Exposure and Tenant Engagement Efforts. As of December 31, 2021, our green portfolio exposure — the share of ground leases with completed or pending LEED certified buildings atop them — totaled $1.8 billion, representing 38% of the overall $4.8 billion portfolio. For reference, this is up from zero at the time of our 2017 IPO, highlighting our success in growing the green investment component of our portfolio. While our ground lease position vests day-to-day control over asset operations to our tenants through the duration of the lease term, our tenant engagement efforts include promoting initiatives that support green building.

☐
Social: Like other companies in 2021, our team faced the ups and downs of COVID-19 office shutdowns and re-openings. We learned a great deal about ourselves through these moments, and they ultimately strengthened our resolve to provide a culture that is both inclusive and responsive to our team members’ rapidly changing needs. Through it all, our manager, iStar, maintained a highly

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Corporate Governance

engaged workforce and launched a new coaching and mentorship platform for professional development focusing on mid-level positions and diverse talent. iStar achieved many of its diversity, equity and inclusion (DEI) goals, which notably included expanding its diverse hiring, creating a program to support and increase our work with diverse vendors, and establishing a company-wide link between inclusivity and compensation.
☐
Cultivating engagement and inclusivity. iStar utilizes a third-party platform to measure and improve employee engagement. iStar’s 2021 Engagement Surveys had a 99% employee response rate and its Engagement Score of 80% is considered a Highly Engaged workforce. The Engagement Survey helped guide iStar’s actions regarding navigating COVID-19 and its return-to-work arrangements, enabling iStar to create a company-wide hybrid model with appropriate accommodations to achieve more flexible work arrangements.

☐
Inclusivity and Compensation. In 2021, iStar incorporated peer feedback on employees’ inclusivity performance into the annual review and compensation process. This clear link—with nearly a 10% overall weighting—between inclusivity and pay promotes an environment of awareness and accountability, which facilitates the collegial workplace we wish to demonstrate and promote. Performing well as an inclusive leader and/or colleague contributes to a potentially higher overall performance rating and increased compensation.

☐
Cultural Equity Council. iStar’s Cultural Equity Council (CEC) is charged with helping iStar sustain and evolve our workforce’s culture so that we are as equitable and inclusive as possible. The CEC is led by iStar’s Chief People Officer and includes members of our executive management, including our President and Chief Investment Officer and Chief Legal Officer.

☐
Recruiting / Talent Management. 100% of iStar job searches in 2021 consisted of diverse candidate pools by race and gender and diverse interview panels by race and gender; half of iStar’s recent 2021 hires are women or minorities. Similarly, our Board has committed that, when evaluating potential additions to the Board, a diverse candidate pool based on race, gender and other groups will be considered. iStar developed and supported employees in reaching their professional goals through enhanced employee development programs, including partnering with an outside company to provide formal career training, development and coaching/mentorship. The first program included 30% of our workforce, who were diverse in terms race, gender, level, role and geographic location.

☐
Governance: In addition to the features of our corporate governance practices and programs described elsewhere in this proxy statement, in 2021 we published our Vendor Code of Conduct, updated our Corporate Code of Conduct, and iStar updated its employee training program to include new ESG topics. iStar’s training includes:

☐
Corporate Code of Conduct

☐
Human rights, including raising awareness and prevention of harassment, discrimination and exploitation

☐
Vendor Code of Conduct

☐
Diversity, equity and Inclusion

☐
Sexual harassment

☐
Cybersecurity

☐
Anti-money laundering, anti-corruption and bribery policies

☐
Ethics hotline and whistleblower program

☐
Document management and retention

ESG Governance and Leadership
Our Board of Directors is responsible for overseeing ESG factors as part of its risk management including

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Corporate Governance

climate related risk and opportunities and strategic business planning responsibilities. All members of our executive leadership team are actively engaged in how we approach and manage ESG risks and opportunities. iStar established an ESG Advisory Council, including our Chief People Officer, Chief Administrative Officer, Chief Legal Officer, and General Counsel, to ensure that we are appropriately considering and taking actions aligned with our ESG risks and opportunities, business strategy, policies, and initiatives.
In 2021, we took an important step to further embed ESG into our culture by creating a formal Head of ESG. This role is responsible for guiding ESG data gathering, strategy, disclosures, and communication, in addition to ensuring that ESG matters are thoughtfully integrated into the organization’s decision making relating to investments, risk management, underwriting, legal, asset management, stakeholder engagement efforts and employee and vendor relationships.
The ESG Advisory Council typically meets every other month and the Head of ESG further meets with individual Council members as needed. Executive management approves individual actions and suggest new areas for the team to explore. Findings and progress are reported to the Board of Directors periodically during the year in its regular quarterly meetings.

Cybersecurity
Through our manager, we continue to pursue our digital transformation and are on track to complete our multi-year phased cyber security and information technology program by the end of 2022. Our initial efforts targeted stablizing our infrastructure, commencing our data migration to the Cloud and defining our capability roadmap. In 2021-2022, we are focused on modernizing our overall technology platform, an important component of supporting our future growth. Our key initiatives include:
□
Completing data migration. All company data and on-premise infrastructure will be migrated to the Cloud, allowing us to take advantage of Cloud providers’ security innovations against malware and DDoS (distributed denial of service) attacks. Our manager’s employees working from home are required to connect through a VPN (virtual private network)

□
Improving cyber security. We engage an outside security platform to monitor and control our Cloud infrastructure. We will be launching ISO 27001 Certification and continuing our mandatory cyber awareness training for our workforce. Our incident response plan created in 2021 documents our action plans to address cybersecurity incidents such as ransomware
□
Replacing and decommissioning bespoke legacy applications

□
Enhancing data management

Our Board exercises its oversight of cybersecurity risk management primarily through the Audit Committee. Management provides periodic reports to the Audit Committee, at regular Committee meetings throughout the year, on relevant cybersecurity issues. We have not experienced any material cybersecurity or information security breaches and, accordingly, have not incurred any expenses due to information security breach penalties or settlements. We maintain cyber liability insurance coverage to mitigate against risks of cyber attacks and other information security breaches.

No Shareholder Rights Plan
We do not have a shareholder rights plan (see “Corporate Governance Profile” above).
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Corporate Governance

Senior Executives and Key Personnel of Our Manager
We are externally managed by SFTY Manager LLC, a wholly owned subsidiary of iStar, which is our largest shareholder. All of our senior executives are employees of our manager or its affiliates. The location of the executive offices and telephone number of our manager are:
SFTY Manager LLC 1114 Avenue of the Americas 39th Floor New York, NY 10036
(212) 930-9400
Information for Jay Sugarman, our Chairman and Chief Executive Officer, is presented on page 5 under the heading “Director Nominees.” Information for our other named executive officers is set forth below. All of our officers serve at the pleasure of the Board of Directors and are customarily appointed as officers at the annual organizational meeting of the Board held following each Annual Meeting of Shareholders.
Marcos Alvarado, 41, currently serves as our and iStar’s President and Chief Investment Officer, having joined us and iStar in 2018. In those capacities, he is responsible for overseeing originations and driving growth across our diversified $5 billion investment portfolio. Mr. Alvarado was previously Head of Acquisitions & Business Operations for Cadre, a technology-enabled real estate investment platform, and a Managing Director at Starwood Capital. Prior to Starwood Capital, he served as Vice President in Lehman Brothers’ Global Capital Real Estate Group. He started his career in Morgan Stanley’s CMBS Group. Mr. Alvarado holds a B.A. from Dartmouth College.
Garett Rosenblum, 48, currently serves as our and iStar’s Senior Vice President and Chief Accounting Officer
and is responsible for the overall accounting and reporting functions at both companies. Prior to joining iStar in 2013, Mr. Rosenblum served as the Chief Accounting Officer at Arbor Realty Trust, a publicly traded REIT. Prior to joining Arbor, Mr. Rosenblum served as Director of Accounting at Citi Property Investors, a division of Citigroup. Mr. Rosenblum is a graduate of the St. John’s University School of Law where he earned his J.D. degree. He also holds a B.S. degree in both Finance and Public Relations from Syracuse University. Mr. Rosenblum is a member of the New York State Bar and is a Certified Public Accountant in New York.
Jeremy Fox-Geen, 48, served as our and iStar’s Chief Financial Officer from February 2020 until his resignation in May 2021. Prior to joining us and iStar, he served in various capacities across corporate finance and financial services, including as Chief Financial Officer of McKinsey & Co.’s North American business. He previously held senior leadership roles at PwC, Citigroup and McKinsey. Mr. Fox-Geen holds an M.A. in Mathematics and Philosophy from Oxford University.
Brett Asnas, 37, currently serves as our and iStar’s Chief Financial Officer, having been appointed to those roles in February 2022. He previously served as our and iStar’s Executive Vice President, Head of Capital Markets. Mr. Asnas has been responsible for overseeing corporate finance initiatives, strategy, financial planning and analysis, and execution of debt and equity capital markets activity. Mr. Asnas joined iStar in 2008 and previously held positions in the real estate private equity business at Fortress Investment Group, the real estate investment banking division at Nomura Securities, as well as structured finance advisory at Ernst & Young LLP. Mr. Asnas holds a B.S. degree in Finance from the School of Management at Binghamton University.

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Executive Compensation

Compensation Committee Report
Our Compensation Committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.
Based on such review and discussions, our Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Compensation Committee
of the Board of Directors:
Jay Nydick (Chairman)
Dean Adler
Stefan Selig
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Executive Compensation

Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chairman and Chief Executive Officer, our President and Chief Investment Officer, our Chief Financial Officer (who served until May 2021), and our Chief Accounting Officer (who served as our temporary interim principal financial officer from May 2021 until February 2022), whom we have determined comprise our “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, for our fiscal year ended December 31, 2021. Effective February 2022, Brett Asnas has been appointed as Chief Financial Officer of the Company and of iStar.
We are externally managed by a wholly owned subsidiary of iStar, which is our largest shareholder. All of our senior executives are employees of our manager or its affiliates. The location of the executive offices and telephone number of our manager are:
SFTY Manager LLC 1114 Avenue of the Americas 39th Floor New York, NY 10036
(212) 930-9400
Our named executive officers who served during 2021 were:
•
Jay Sugarman, Chairman and Chief Executive Officer

•
Marcos Alvarado, President and Chief Investment Officer

•
Jeremy Fox-Geen, Chief Financial Officer (until May 2021)

•
Garett Rosenblum, Chief Accounting Officer (our temporary interim principal financial officer from May 2021 until February 2022)

All of these individuals hold identical titles and roles at iStar.
All of our named executive officers serve at the pleasure of the Board of Directors and are customarily appointed as officers at the annual organizational meeting of the Board held following each Annual Meeting of Shareholders.

Overview of Compensation Program / Management Agreement
We have been externally managed and advised by a wholly-owned subsidiary of iStar pursuant to the Management Agreement since our inception in 2017. As a result, our named executive officers do not currently receive any compensation directly from us or any of our subsidiaries for serving as our executive officers, other than the Caret Unit awards previously awarded, as discussed below.
Our manager provides the day-to-day management of our business and operations. Our named executive officers (namely, our Chief Executive Officer, President and Chief Investment Officer, Chief Financial Officer and Chief Accounting Officer) and other senior officers are senior iStar officers. We do not have any employees. The Management Agreement does not require our named executive officers to dedicate a specific amount of time to fulfilling our manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees paid to the manager to be allocated to the named executive officers.
We pay our manager a management fee in accordance with the Management Agreement. Our manager is paid a quarterly management fee that increases incrementally as our total equity increases, from 1% to 1.5% of total equity. The quarterly management fee is payable either in cash or in shares of our common stock, at the election of our independent directors. The Management Agreement does not provide for an incentive fee. For the fiscal year ended December 31, 2021, we recorded $14.9 million in management fees to our manager.
We pay, or reimburse our manager for, certain of our operating expenses as well as the costs of personnel performing certain legal, accounting, finance, due diligence tasks and other services, in each case except those specifically required to be borne or elected not to be

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Executive Compensation

charged by our manager under the Management Agreement. In 2021, we did not reimburse our manager or its affiliates for the salaries and other compensation of our named executive officers. In 2021, we reimbursed our manager or its affiliates for the allocable share of compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to certain finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our manager and its affiliates (other than the named executive officers) who spend all or a portion of their time managing our affairs, based upon the percentage of time devoted by such personnel to our affairs. In 2021, we also reimbursed our manager for our allocable share of rent, utilities and other overhead. For the fiscal year ended December 31, 2021, we were allocated a total of $7.5 million in expenses by our manager.
As we grow, our expenses have grown and our manager has elected to seek reimbursement of additional expenses, including, without limitation, rent, overhead and certain personnel costs. We intend to continue our efforts to grow materially, which we expect will result in increased reimbursements to our manager, which may be material in amount.
The initial term of the Management Agreement, as amended to the date of this proxy statement, runs through June 30, 2023 and is terminable only for certain “cause” events. After the initial term, the agreement is automatically renewed each year for an additional one-year term, unless at least two-thirds (2/3) of our independent directors decline to renew the agreement based on unsatisfactory performance, in which event the manager will receive a termination fee equal to three times the annual management fee. After seven annual renewals, we may decline to renew the Management Agreement if at least two-thirds (2/3) of our independent directors determine that the management fee is unfair, and the parties are unable, after good faith negotiations, to agree on a new fee. A termination fee will be payable upon such termination. See “Certain Relationships and Related Transactions — Management Agreement,” below.

Executive Compensation Paid by Our Manager and Its Affiliates
Our Chief Executive Officer and other named executive officers are employees of iStar, our manager’s parent company, and are compensated under compensation arrangements made with iStar. iStar does not compensate its employees specifically for services rendered in performing obligations to us under the Management Agreement as these individuals also provide services relating to iStar’s other business activities.
iStar has informed us that it does not segregate or identify the portion of the compensation awarded to our named executive officers that is attributable to their services to us. The total compensation of our named executive officers reflects the performance of services relating to all of iStar’s activities in addition to services provided by these individuals to us.
iStar has informed us that no portion of the management fee paid by us to our manager is specifically allocated to aggregate compensation paid by iStar to our named executive officers.
For context with respect to our named executive officers’ compensation, iStar reports that it paid our named executive officers aggregate base salary, annual incentive bonus and long-term incentive compensation in the aggregate amount of $10.8 million during 2021, which amount represented 73% of the management fee we paid to our manager in 2021.
iStar reports that its compensation program is designed to foster a strong pay-for-performance culture. In setting compensation for its professionals, including our Chief Executive Officer and our other named executive officers, According to iStar, it allocates pay among base salary, short-term incentives and long-term incentives to emphasize variable, performance-based compensation. This mix is designed to ensure the appropriate alignment of executive compensation with financial performance and shareholder value creation. For our CEO, 73.4% of his total 2021 compensation paid by iStar was variable, performance-based pay, 25.8% was fixed base salary, and 0.8% was other compensation. For our other NEOs, 87.2% of their total aggregate 2021 compensation paid by iStar was variable, performance-based pay, 12.3% was fixed base salary, and 0.5% was other compensation.
iStar has informed us that it takes into consideration many factors in determining its performance-based pay for its executives, including our named executive officers. In determining its performance-based compensation,

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Executive Compensation

iStar has established performance metrics that relate to our business performance and performance metrics that relate to iStar’s activities that are unrelated to our business.
The performance metrics utilized by iStar in its executive compensation program are described in detail in its 2022 proxy statement dated April 1, 2022, filed with the SEC and available at www.envisionreports.com/STAR.
For iStar’s annual incentive program, iStar has established three performance metrics to determine funding of its annual incentive pool, which are:
•
Adjusted Book Value Per Share, a significant portion of which derives from the value of our shares owned by iStar;

•
Total Shareholder Return on iStar’s common stock, a portion of which is based on the market’s consideration of the value of our shares owned by iStar; and

•
Strategic Framework Success Rate, which assesses iStar’s performance relative to seven predetermined goals (some of which relate to our performance), as follows:

•
ground leases originated by us

•
iStar’s investment grade unsecured ratings

•
iStar’s monetization of its legacy assets (unrelated to its investment in our shares)

•
improved employee engagement score

•
improved DEI culture score

•
improved ESG scores with leading ESG rating agencies

•
increase in our stock price beyond predetermined targets, on a standalone basis and relative to an index

iStar’s long-term incentive compensation consists primarily of the iStar Performance Incentive Plan (iPIP), in which the ultimate value of awards granted to executives is tied directly to the performance of iStar’s assets and investments. Payouts of iPIP awards are not guaranteed, are subject to long vesting requirements and are contingent upon meeting strict asset performance and total shareholder return hurdles, incentivizing executives to drive the performance of iStar’s portfolio assets over the long term. A significant portion of the most recent iPIP investment pools consist of iStar’s investment in our shares, thereby indirectly motivating iStar’s executives to drive our share performance.
In setting compensation for its individual employees, including our Chief Executive Officer and other named executive officers, iStar did not take into account the amount of the management fee we pay to our manager.

Role of Compensation Committee
Since we do not have any employees and do not pay our named executive officers or other officers any compensation, our Compensation Committee does not currently make any recommendations regarding the base salaries, annual incentive bonuses or long-term compensation awards paid to our named executive officers by iStar. Our Compensation Committee reviews and approves any equity based awards that we may grant under our 2017 Equity Incentive Plan or our Caret
Performance Incentive Plan from time to time to our named executive officers or other officers based on recommendations from our Chief Executive Officer. We did not grant any equity based awards to our named executive officers in 2021. The Compensation Committee also oversees risk when it considers granting equity awards under the 2017 Equity Incentive Plan or our Caret Performance Incentive Plan.

Equity Compensation
The Compensation Committee may, from time to time, grant equity-based awards under the 2017 Equity Incentive Plan. These equity-based awards are designed to align the interests of our manager and its personnel in providing services to us under our management agreement with the interests of our shareholders. This

Safehold Inc. 2022 Proxy Statement | 29

Executive Compensation

allows our manager and its personnel to share in the creation of long-term value for our shareholders through stock appreciation and dividends. These equity-based awards are generally subject to time-based and possibly other vesting requirements designed to promote retention and to achieve strong corporate performance. These awards further provide flexibility to us in our ability to enable our manager and its affiliates who support our manager to attract, motivate and retain talented individuals.
2017 Equity Incentive Plan.   The 2017 Equity Incentive Plan provides for the issuance of equity-based awards, including restricted shares of common stock, restricted stock units, stock options, phantom shares, dividend equivalents and other awards based on our common stock. Shares of common stock issued to our independent directors in respect of their annual director fees are also issued under this plan. Our Board of Directors has delegated its administrative responsibilities under the 2017 Equity Incentive Plan to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to members of our manager’s management team and employees who perform services for us, our independent directors, advisers, consultants and other personnel, and to determine what form the awards will take and the terms and conditions of the awards. As described under “Director Compensation”, each of our directors was awarded 4,000 fully-vested shares of our common stock in May 2021 as compensation for services as a director during 2021, other than Mr. Sugarman, our Chairman and Chief Executive Officer, and Mr. Hom, who has waived any compensation as a director. No other compensation was paid by us to our directors during 2021. Other than these awards to directors, no awards were granted by us during 2021 under the 2017 Equity Incentive Plan.
Caret Performance Incentive Plan   In 2018 the Compensation Committee adopted, and in 2019 our shareholders approved, the Caret Performance Incentive Plan to provide directly aligned incentives to management to capture capital appreciation embedded in our ground lease portfolio. Our ground leases typically contain residual rights providing that following the expiration or earlier termination of the lease (e.g., due to an uncured tenant default), we have the right to own the combined property associated with the lease because we regain possession of the land and receive title to the buildings and other improvements thereon for no additional consideration. After we recover our cost basis in the ground leases, any additional principal payments generated as a result of these residual rights are included in what we refer to as the “Owned Residual Portfolio”.
Caret Units evidence a separate class of membership profit interests in our subsidiary, Caret Ventures LLC, designated as “Caret Units.” Caret Units entitle their holder to receive distributions of cash proceeds in excess of the Company’s remaining cost basis, after the repayment of transaction costs, asset-level debt and reasonable reserves, from (1) the sale of a ground lease or a combined property (land and improvements) or (2) a non-recourse mortgage debt refinancing of a ground lease. Our remaining cost basis for this purpose includes our acquisition costs, costs of improvements that we have acquired, carrying and financing costs on improvements that we have acquired that are not covered by revenues, and any unpaid past due rents under a ground lease. We have committed to sell a real property within 12 months after an involuntary termination of a ground lease due to a tenant default or a rejection in tenant bankruptcy, to the extent reasonably and commercially practicable. We have also committed to own all of our ground leases indirectly through our Caret subsidiary.
We created the Caret Units in 2018. A total of 10,000,000 Caret Units are authorized for issuance. Fifteen percent (15%) of that total authorized amount, or 1,500,000 Caret Units, are reserved for awards under the Caret Performance Incentive Plan, and approximately 96.5% of those Caret Units have been granted as of March 23, 2022. We initially retained the remaining 85% of the total authorized Caret Units. On February 15, 2022, we sold an aggregate of 1.37% of the authorized Caret Units to a group of investors (in the case of one investor, we received a commitment to purchase). As a result, we currently own the remaining 83.63% of the Caret Units, but may choose to sell additional amounts to third parties in the future, which would reduce our percentage interest in the distributions made to holders of Caret Units. As part of the sale, our subsidiary Caret Ventures is obligated to seek to provide a public market listing for the Caret Units, or securities for which they may be exchanged, within two years at a value in excess of the new investor’s basis; otherwise, the investors have the right to cause Caret Ventures to redeem their Caret Units at their original purchase price. To the extent that an award of Caret units under the Caret Performance Incentive Plan expires or is cancelled, forfeited or otherwise terminated, the unused Caret Units will again be available for grant.
Grants of Caret Units under the Caret Performance Incentive Plan are subject to graduated vesting based on continued service and hurdles of our common stock

30 | Safehold Inc. 2022 Proxy Statement

Executive Compensation

price. Once a particular stock price hurdle is met, a portion of the awards become eligible to vest, if additional time-based conditions are satisfied. Subject to the recipient’s continued service, Caret Unit awards will satisfy the time-vesting condition with respect to 25% of the award on the date on which the stock price target is attained, 25% of the award on the first anniversary of the date on which the stock price target is attained and
50% of the award on the second anniversary of the date on which the stock price target is attained. As of December 31, 2021, all stock price hurdles have been achieved.
None of our named executive officers received any grants of Caret Units in 2021.

Hedging and Other Transactions
We prohibit directors and senior executives from engaging in transactions in our securities that are inconsistent with a long-term investment in our company. These transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as short sales. We also prohibit the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of our securities.
We prohibit directors and senior executives from significant pledging of our securities as collateral for a loan and holding our securities in a margin account. Any pledging of our securities or margin account arrangements must be pre-approved by our board. The board will not approve any pledges or margin account arrangements unless (a) an individual clearly demonstrates the financial capacity to repay the loan or meet a margin call using available cash or liquid securities without resort to the pledged shares, or (b) the amount of pledged shares or shares held in a margin account is not significant in comparison to the individual’s total ownership of our shares, or (c) the aggregate amount of pledged shares by all insiders is not significant compared to our total outstanding shares.

Safehold Inc. 2022 Proxy Statement | 31

Executive Compensation

Summary Compensation Table
For the year ended December 31, 2021, as well as the two preceding years, we did not provide any of our named executive officers with any cash or other compensation, with the exception of Jeremy Fox-Geen, who was granted an award of Caret Units when he joined iStar and us as Chief Financial Officer in 2020, and Garett Rosenblum our Chief Accounting Officer, who was granted an award of Caret Units in 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation(1) ($)	Total
Jay Sugarman	2021	—	—	—	—	—
Chairman and Chief Executive Officer	2020	—	—	—	—	—
	2019	—	—	—	—	—
Marcos Alvarado	2021	—	—	—	—	—
President and Chief Investment Officer	2020	—	—	—	—	—
	2019	—	—	—	—	—
Jeremy Fox-Geen(3)	2021	—	—	—	—	—
Chief Financial Officer (until May 2021)	2020	—	—	$115,700	—	$115,700
Garett Rosenblum	2021	—	—	—	—	—
Chief Accounting Officer (temporary interim principal	2020	—	—	$11,570	—	$11,570
financial officer from May 2021 until February 2022)

(1)
The named executive officers are employees of our manager or its affiliates and are not paid any cash compensation by us.

(2)
Amounts included in the “Stock Awards” column reflect the full grant date fair value of Caret Units granted during 2020 calculated in accordance with FASB ASC Topic 718, determined based on a valuation analysis dated December 31, 2019, performed by an independent third-party valuation firm. For additional information, refer to Note 11 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
Mr. Fox-Geen resigned as our and iStar’s Chief Financial Officer in May 2021.

Grants of Plan-Based Awards
No equity based awards were granted by us to our named executive officers during the year ended December 31, 2021.
32 | Safehold Inc. 2022 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. Each of our named executive officers has been granted Caret Units, all of which have attained applicable stock price targets and satisfied all time-based vesting conditions and are fully-vested, with the exception of 1,000 Units granted to Mr. Rosenblum on 2/28/20, which will vest on December 31, 2022 if service conditions are satisfied. None of our named executive officers held any outstanding stock awards as of December 31, 2021, except as set forth below.
		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Garett Rosenblum	2/28/2020(2)	1,000	$48,940

(1)
Based on the fair market value of a Caret Unit on December 31, 2021 of $48.94 per unit, determined based on a valuation analysis dated April 30, 2021 performed by an independent third-party valuation firm. For additional information, refer to Note 11 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
Represents Caret Units that have attained the applicable stock price targets and will vest in one installment on December 31, 2022 if Mr. Rosenblum is employed by iStar, the parent of our manager, on that vesting date.

Option Exercises and Stock Vested Table
The following table provides information regarding the vesting of CARET Units held by our named executive officers during the year ended December 31, 2021.
	Stock Awards
Name	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jay Sugarman	367,500(2)	$17,985,450
Marcos Alvarado	183,750(3)	$8,992,725
Jeremy Fox-Geen	1,250(4)	$61,175
Garett Rosenblum	2,500	$122,350

(1)
Value realized on vesting of CARET Units is calculated based on the fair market value of a CARET Unit on the vesting date of such units, determined based on a valuation analysis dated April 30, 2021 performed by an independent third-party valuation firm. For additional information, refer to Note 11 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
Includes Caret Units assigned by Mr. Sugarman to family trusts established for estate planning purposes, of which Mr. Sugarman is neither a trustee nor a beneficiary. Mr. Sugarman disclaims beneficial ownership of such Caret Units.

(3)
Includes Caret Units assigned by Mr. Alvarado to a family trust established for estate planning purposes, of which Mr. Alvarado is neither a trustee nor a beneficiary, and Caret Units assigned by Mr. Alvarado to his spouse. Mr. Alvarado disclaims beneficial ownership of such Caret Units.

(4)
Includes Caret Units that vested during 2021 that were retained by Mr. Fox-Geen following his resignation in May 2021. The balance of Caret Units previously granted to Mr. Fox-Geen were forfeited on his departure.

Safehold Inc. 2022 Proxy Statement | 33

Executive Compensation

Pay Ratio Disclosure
The SEC has issued rules requiring U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees. iStar reports that, for 2021, the ratio of the annual total compensation of Mr. Sugarman, iStar’s and our Chief Executive Officer, to the median of the annual total compensation of all of iStar’s employees other than Mr. Sugarman was 10 to 1.

Indemnification
We have entered into indemnification agreements with each of our directors, executive officers, and certain other parties providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against:
☐
our directors, executive officers and board observer, and

☐
our executive officers and certain other parties who are former members, managers, shareholders, directors, limited partners, general partners, officers, board observers or controlling persons of our predecessor in their capacities as such, as described below

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except for liability resulting from:
☐
actual receipt of an improper benefit or profit in money, property or services, or

☐
active and deliberate dishonesty that was established by a final judgment and was material to the cause of action

Our corporate charter (filed as an exhibit to Annual Report on Form 10-K) contains such a provision and eliminates the liability of our directors and executive officers to the maximum extent permitted by Maryland law. We have obtained a policy of insurance under which our directors and executive officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and executive officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or executive officers, including certain liabilities under the Securities Act. Additionally, the indemnification agreements we have entered into with each of our directors and executive officers require, among other things, that we maintain a comparable “tail” directors’ and officers’ liability insurance policy for six years after each director or executive officer ceases to serve in such capacity in connection with a change in control transaction.

34 | Safehold Inc. 2022 Proxy Statement

Proposal 2 — Non-Binding, Advisory Shareholder Vote on Executive Compensation (“Say on Pay”)
We are presenting our shareholders with the opportunity to vote on the compensation of our named executive officers as described in this proxy statement, commonly referred to as the “Say on Pay” vote. This resolution is required pursuant to Section 14A of the Securities Exchange Act. The Say on Pay vote is advisory and will not be binding upon the Board of Directors. However, the Board values our shareholders’ opinions and will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.
Our compensation policies and practices are described in the Executive Compensation section of this proxy statement, and in particular the Compensation Discussion and Analysis section, and shareholders are urged to read this information carefully. We believe our pay practices, as described in this proxy statement, are strongly aligned with the long-term interests of our shareholders. We are requesting your non-binding vote FOR approval of the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as described in the Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, notes and narrative disclosure in the Proxy Statement.”

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis and other disclosure in this proxy statement.

Safehold Inc. 2022 Proxy Statement | 35

Audit Matters

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Matters

The Audit Committee of the Board of Directors, with the concurrence of the Board, has selected Deloitte & Touche LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2022, subject to ratification by our shareholders. We expect representatives of Deloitte & Touche LLP to attend the 2022 Annual Meeting of Shareholders, to make a statement, if they desire, and to respond to appropriate questions.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche, LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2022.

Accounting Fees and Services
Fees paid to Deloitte & Touche LLP, or Deloitte, our independent registered public accounting firm for the fiscal year ended December 31, 2021 and for the fiscal year ended December 31, 2020, were as follows:
	Fiscal Year Ended December 31,
Type of Fee	2021 ($)	2020 ($)
Audit fees	726,250	626,000
Audit-related fees	—	—
Tax fees	93,638	46,587
All other fees	—	—
Total fees	819,888	672,587
Audit Fees
These fees were incurred for professional services rendered in connection with integrated audits of our consolidated financial statements and our internal control over financial reporting, limited reviews of our unaudited consolidated interim financial statements and comfort letters.
Tax Fees
These fees were incurred for professional services rendered in connection with tax compliance, tax advice and tax planning. These services included income tax compliance and related tax services.
Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full board.
The Audit Committee has the sole authority to approve fees and terms of all audit services, as well as significant non-audit services, performed by the independent registered public accounting firm. During fiscal 2021, the Audit Committee approved all fees and terms of all audit services performed by Deloitte, as well as all significant non-audit services performed by Deloitte.

36 | Safehold Inc. 2022 Proxy Statement

Audit Matters

Report of the Audit Committee
The Audit Committee oversees the financial reporting process of Safehold Inc., or the Company, on behalf of the Board of Directors of the Company in accordance with our Audit Committee charter. The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the SEC, or SEC, and the New York Stock Exchange, or NYSE. The Board has also determined that at least one member of the Audit Committee, the chairman, is an “audit committee financial expert” within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee charter is available on the Company’s website at www.safeholdinc.com and will be provided in print, without charge, to any shareholder who requests a copy.
The Company’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures.
We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s external auditors. We have appointed Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2022.
The independent registered public accounting firm is responsible for auditing the effectiveness of the Company’s internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. We also approved the engagement of an accounting firm to assist the Company in the preparation of its documentation, testing and evaluation of internal controls over financial reporting and reviewed their performance. We do not prepare financial statements or conduct audits.
In its capacity as the Company’s independent registered public accounting firm for the 2021 fiscal year, Deloitte issued a report on the consolidated financial statements as of and for the year ended December 31, 2021. In connection with the December 31, 2021 audited consolidated financial statements, we have:
☐
reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

☐
reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

☐
discussed with the independent registered public accounting firm the items that are required to be discussed by the applicable requirements of the PCAOB and the SEC.

☐
reviewed and considered the written disclosures in the letter received from Deloitte, as required by the PCAOB, regarding the independent accountant’s communications with the Audit Committee regarding independence, including a discussion about its independence from the Company and management.

Safehold Inc. 2022 Proxy Statement | 37

Audit Matters

Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2021, we recommended to the Board that the audited consolidated financial statements for 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K Report”), for filing with the SEC. The board approved our recommendation.
Submitted by the Audit Committee
of the Board of Directors:
Dean Adler (Chairman)
Jay Nydick
Stefan Selig
The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

38 | Safehold Inc. 2022 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information available to us as of March 23, 2022 (except as otherwise indicated) with respect to any common stock owned by our directors, nominees for director and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock. We have no options or similar securities outstanding that are currently exercisable or exercisable within 60 days of the date of this proxy statement.

Name and Address of Beneficial Owners(1)	Common Stock Beneficially Owned(1)	% of Basic Common Stock Outstanding(2)
Dean S. Adler(3)	47,013(4)	*
Jesse Hom(3)	—	—
Robin Josephs(3)	53,296(5)	*
Jay S. Nydick(3)	57,046(6)	*
Stefan M. Selig(3)	52,046(7)	*
Jay Sugarman(3)	105,652(8)	*
Marcos Alvarado(3)	25,891(9)	*
Garett Rosenblum(3)	5,155(10)	*
iStar Inc. 1114 Avenue of the Americas New York, New York 10036	40,059,402(11)	64.67%
GIC Private Limited 168, Robinson Road #37-01, Capital Tower Singapore 068912 +65 6889 8888	4,248,435(12)	6.86%
All executive officers, directors and nominees for director as a group (8 persons)	346,099	*

*
Less than 1%

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of March 23, 2022, 61,941,758 shares of common stock were outstanding and entitled to vote.

(3)
Safehold Inc., c/o iStar Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
At Mr. Adler’s direction, the shares of our common stock which Mr. Adler has been entitled to receive as compensation for his services as a director have been issued and delivered to SFTY VII-B LLC. Based on a Form 4, dated December 3, 2021, filed with the SEC by Mr. Adler, Mr. Adler’s reported ownership includes 47,013 shares of common stock owned directly by SFTY VII-B LLC. SFTY VII-B LLC’s sole member is Lubert-Adler Real Estate Fund VII-B, L.P. Lubert-Adler Real Estate Fund VII-B, L.P.’s general partner is Lubert-Adler Group VII-B, LLC. Lubert-Adler Group VII-B, LLC’s sole member is Lubert-Adler Group VII-B Holdings, L.P. Lubert-Adler Group VII-B Holdings, L.P.’s general partner is Lubert-Adler Group VII-B Holdings, LLC. Mr. Adler is one of two members of Lubert-Adler Group VII-B Holdings, LLC. As a result, Mr. Adler may be deemed to share beneficial ownership of the reported shares. Mr. Adler expressly disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(5)
Includes 15,750 shares of common stock owned directly by Ms. Josephs, 27,546 shares owned indirectly through a family trust, and 10,000 restricted stock units owned indirectly through a family trust, representing the right to receive 10,000 shares of common stock when the units settle in five equal annual installments from July 2027 – July 2031.

(6)
Includes 19,000 shares of common stock owned directly by Mr. Nydick and 38,046 shares owned indirectly through a family trust.

(7)
Includes 52,046 shares of common stock owned directly by Mr. Selig.

Safehold Inc. 2022 Proxy Statement | 39

(8)
Includes 32,634 shares of common stock owned directly by Mr. Sugarman and 73,018 shares of common stock owned indirectly through trusts.

(9)
Includes 25,891 shares of common stock owned directly by Mr. Alvarado.

(10)
Includes 5,155 shares of common stock owned directly by Mr. Rosenblum.

(11)
This beneficial ownership information is based solely on a Form 4, dated March 7, 2022, filed with the SEC by iStar Inc.

(12)
This beneficial ownership information is based solely on a Schedule 13D, dated December 27, 2021, as amended filed with the SEC by GIC Private Limited. 2,125,000 shares are held directly by SFTY Venture LLC. GIC Real Estate, Inc., the investment manager for SFTY Venture LLC, has the power to vote and dispose of such shares. GIC Real Estate, Inc. shares such powers with GIC Real Estate Private Limited and GIC Private Limited. 2,123,435 shares are held directly by GIC Private Limited, which has the sole power to vote and the sole power to dispose of the shares beneficially owned by it.

40 | Safehold Inc. 2022 Proxy Statement

Certain Relationships and Related Transactions

Policies and Procedures with Respect to Related Party Transactions
It is the policy of our Board of Directors that all transactions between us and a related party, including any transaction with iStar, must be approved by the members of our board, or a duly authorized committee of our board, who have no financial or other interest in the transaction. A related party includes any director or executive officer, any nominee for director, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of such person.
Specifically, our current policy regarding any transactions in which we and iStar are participants requires approval by a majority of our independent directors.
In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our board.
If a related party transaction will be ongoing, our board may establish guidelines for our management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the board’s guidelines.
All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.
In connection with our 2017 initial public offering (the “IPO”), we entered into certain transactions with iStar and our two other pre-IPO shareholders, SFTY Venture LLC (“GICRE”), an affiliate of GIC (Realty) Private Limited (“GIC”), and SFTY VII-B, LLC (“LA”), an affiliate of Lubert-Adler, L.P., which are described below. We refer to GICRE and LA as the “continuing investors.” GICRE is the beneficial owner of approximately 6.86% of our outstanding common stock. Mr. Hom, one of our directors, is an executive officer of the investment manager of GICRE. Dean Adler, one of our directors, is a founder of LA.

Safehold Inc. 2022 Proxy Statement | 41

Certain Relationships and Related Transactions

Management Agreement
In January 2019, in connection with iStar’s additional $250 million investment in our company, we amended and restated our management agreement with our manager, which is a wholly owned subsidiary of iStar. The amended and restated management agreement was further amended in January 2020 and February 2020.
As amended, the management agreement provides for a base management fee that will increase incrementally as our Total Equity (as defined in the agreement) increases, as follows:
Management Fee (% of Total Equity)	SAFE Total Equity
1.0%	Up to $1.5 billion;
1.25%	Incremental Total Equity above $1.5 billion up to $3.0 billion
1.375%	Incremental Total Equity above $3.0 billion up to $5.0 billion; and
1.5%	Incremental Total Equity above $5.0 billion.
The management fee is payable in cash or common stock, at our election (as determined by our independent directors). Common stock issued to pay the management fee will be valued at the greater of $20.00 per share or a recent volume weighted average market price.
The management agreement, as amended, has an initial term through June 30, 2023 during which the agreement is non-terminable, except for certain “cause” events. After the initial term, the agreement will be automatically renewed for additional one-year terms, unless at least two-thirds (2/3) of our independent directors decline to renew the agreement because they have determined that the manager’s long-term performance is unsatisfactory to the point of material detriment to our company.
We will be obligated to pay the manager a termination fee equal to three times the annual management fee paid in respect of the last completed fiscal year prior to the termination.
In addition, beginning with the seventh annual renewal term after the initial term and in connection with each annual renewal thereafter, we may decline to renew the management agreement if at least two-thirds (2/3) of our independent directors determine that the management fee is unfair and the manager does not accept a different fee, or the parties are unable, after good faith negotiations, to agree on a new fee. The termination fee will be payable upon such termination provided the total equity condition described above has been satisfied.
As described above under “Compensation Discussion and Analysis — Overview of Compensation Program / Management Agreement”, we are required under the management agreement to reimburse our manager for costs incurred by it on our behalf to operate our business, including our allocable share of the compensation and related costs of certain manager personnel (other than our named executive officers) and, at our manager’s option, rent, utilities and other overhead, in each case except those specifically required to be borne or elected not to be charged by the manager in accordance with the management agreement. Our expenses have grown and our manager has elected to seek reimbursement of additional expenses that it had not previously sought, including, without limitation, rent, overhead and certain personnel costs. For the fiscal year ended December 31, 2021, we were allocated a total of $7.5 million in expenses by our manager. We intend to continue our efforts to grow materially, which we expect will result in increased reimbursements to our manager, which may be material in amount.

Exclusivity Agreement
Concurrently with the completion of our IPO in June 2017, we entered into an agreement with iStar pursuant to which iStar agreed that it will not acquire, originate, invest in, or provide financing for a third party’s acquisition of, a ground lease unless it has first offered that opportunity to us and a majority of our independent directors has declined the opportunity. The exclusivity agreement will not apply to opportunities that include only an incidental

42 | Safehold Inc. 2022 Proxy Statement

Certain Relationships and Related Transactions

interest in ground leases or opportunities to manufacture or otherwise create a ground lease from a property that has been owned by iStar’s existing net lease venture with GICRE for at least three years after the closing of the IPO. The existing net lease venture invests in single tenant properties leased to corporate entities under triple net leases. The exclusivity agreement will automatically terminate upon any termination of the management agreement and will not otherwise be terminable.
This agreement was amended on January 14, 2020 to add a 12 month tail period to iStar’s exclusivity obligations if iStar, as Safehold’s manager, terminates the management agreement without cause pursuant to the terms thereof.

Stockholder’s Agreement with iStar
In connection with iStar’s additional $250 million investment in our company through the purchase of investor units on January 2, 2019, we entered into a Stockholder’s Agreement dated January 2, 2019 with iStar, which sets forth certain rights and obligations of iStar and us, respectively, relating to iStar’s ownership of the investor units and our common stock.
The Stockholder’s Agreement with iStar provides that with respect to any matter presented for a vote or written consent of the holders of our common stock, iStar will vote all “Excess Shares” in the same proportions as the votes cast or consents delivered by holders of our common stock other than iStar. “Excess Shares” means the number of shares of our common stock, including, without limitation, shares issued in exchange for investor units (“Exchange Shares”) owned by iStar from time to time that exceed 41.9% of our outstanding common stock at such time, including the Exchange Shares. These voting limitations will remain in effect until the first date on which iStar’s aggregate ownership of our common stock is less than 41.9% of our outstanding common stock.
The Stockholder’s Agreement with iStar also provides that, notwithstanding the voting limitations described above, for three years, iStar will cast all of its voting power in favor of three individuals who are independent of each of iStar and our company within the meaning of the listing rules of the New York Stock Exchange to serve as our directors. iStar has also agreed to certain standstill provisions that will remain in effect until June 30, 2022.
The Stockholder’s Agreement with iStar provides that iStar will have certain rights (but not the obligation) to maintain its percentage ownership interest of our common stock by purchasing additional common stock when we issue additional shares from time to time, subject to certain exceptions. Any shares purchased by iStar pursuant to such rights will be subject to the voting power limitations set forth in the agreement.

Stockholder’s Agreements with Continuing Investors
In connection with the continuing investors’ investment in us, we entered into a stockholder’s agreement with each of them that became effective at the closing of the IPO giving the continuing investors certain rights:
☐
GICRE: The stockholder’s agreement we entered into with GICRE gives GICRE the right to purchase additional shares of our common stock up to an amount equal to 10% of future issuances of common stock by us in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. The purchase price paid by GICRE will be the same price as the price per share implied by the transaction that resulted in the relevant issuance, and for issuances pursuant to our equity incentive plans, will be based on prevailing market prices for our common stock, except that, if iStar purchases shares in a particular issuance net of discounts and commissions, then GICRE will also be entitled to purchase shares net of discounts and commissions. GICRE will have the right to designate a non-voting board observer who will be entitled to participate in meetings of our board of directors, present matters for consideration, speak on matters

Safehold Inc. 2022 Proxy Statement | 43

Certain Relationships and Related Transactions

presented by others, receive notices of board meetings, receive board minutes and meet with management, subject to certain confidentiality and other restrictions. Mr. Hom served as GICRE’s designated non-voting board observer prior to his election as one of our directors in December 2021. In addition, GICRE will have the right to participate as a co-investor in real estate investments for which we are seeking co-investment partners. The foregoing rights are conditioned on
GICRE owning at least the lesser of (i) 5.0% of our outstanding common stock and (ii) common stock with a value of $50 million. Notwithstanding the foregoing, GICRE’s co-investment right is conditioned on the same ownership requirement only after the third anniversary of the closing of the IPO.
☐
LA: The stockholder’s agreement we entered into with LA in connection with our IPO has expired in accordance with its terms.

Registration Rights
Upon completion of our IPO in 2017, we entered into a registration rights agreement with iStar in which we agreed to file, as promptly as practicable on or after the date that is 12 months after the closing of the IPO, one or more registration statements, which we refer to as the resale shelf registration statements, with the Securities and Exchange Commission covering the resale of all shares of common stock issued to iStar. We have agreed to use our commercially reasonable efforts to cause each resale shelf registration statement to be declared effective within 120 days of filing, which we refer to as the shelf effective date. We have also agreed to provide iStar an unlimited number of “demand” registrations.
In connection with iStar’s subsequent additional investments in our company through concurrent private placements, we amended the registration rights agreement to cover the shares purchased by iStar.

Other Transactions with Related Parties
We are externally managed by an affiliate of iStar, our largest shareholder. The terms of the management agreement are described at page 42 of this proxy statement. iStar has been an active real estate investor for over 20 years and has executed transactions with an aggregate value of over $40.0 billion. iStar has an extensive network for sourcing investments, which includes relationships with brokers, corporate tenants and developers that it has established over its long operating history. iStar has participated in certain of our investment transactions, as a seller of land or by providing financing to our ground lease tenants.
It is the policy of our Board of Directors that all transactions between us and a related party must be approved or ratified by at least a majority of the members of our Board, or a duly authorized committee of our Board, who have no financial or other interest in the transaction. Our Board has adopted specific procedures with respect to transactions in which iStar is also a participant: such transactions must be approved by majority of our independent directors who are also disinterested in the transaction (namely, have no affiliation with iStar).
A summary of our investment transactions with iStar, as well as other transactions with other persons deemed to be related parties, since the beginning of 2021, all of which were approved in accordance with our policy with respect to related party transactions, is as follows:
☐
In March 2022, the company acquired land and simultaneously structured and entered into a Ground Lease for a purchase price of $28.5 million as part of the Ground Lease tenant’s recapitalization of a hotel property. One of our directors, Jay Nydick, has an indirect ownership interest in the entity that is the Ground Lease tenant and controls the company that indirectly manages that entity.

☐
In March 2022, in conjunction with iStar’s sale of a portfolio of net lease properties to an affiliate of Carlyle’s Global Credit platform

44 | Safehold Inc. 2022 Proxy Statement

Certain Relationships and Related Transactions

(“Carlyle”), the company acquired three land properties from Carlyle for a total purchase price of $122.0 million and simultaneously structured and entered into three Ground Leases with Carlyle as tenant.
☐
In March 2022, the company paid a fee of $0.3 million to iStar to terminate a purchase option of the residual interest held by iStar as the Ground Lease tenant in a Ground Lease of an office laboratory property, in connection with iStar’s sale of its leasehold interest to a purchaser that acquired the property subject to the company’s Ground Lease.

☐
In February 2022, the company acquired land and simultaneously structured and entered into a Ground Lease as part of the Ground Lease tenant’s development of a life science office property. An investment fund, formed by iStar for the purpose of originating or acquiring investment loans secured by collateral that includes leasehold interests and other direct and/or indirect ownership interests in real property, committed to provide a $130.0 million loan to the Ground Lease tenant for the recapitalization of the leasehold. iStar has a noncontrolling equity interest in the investment fund and an affiliate of GIC (which is affiliated with one of our directors, Mr. Jesse Hom, and with GICRE, which is a significant shareholder of our company) has a noncontrolling equity interest in the investment fund. The company paid the investment fund $9.0 million of additional consideration in connection with this investment.

☐
In January 2022, the company entered into an agreement pursuant to which it agreed to acquire land and a related Ground Lease originated by iStar, when certain construction related conditions are met by a specified time period. The purchase price to be paid is a maximum of $36.0 million, plus an amount necessary for iStar to achieve the greater of a 1.05x multiple or a 10% return on its investment.

☐
In December 2021, the company acquired land and simultaneously structured and entered into a Ground Lease for a purchase price of $55.0 million as part of the Ground Lease tenant’s recapitalization of an existing multifamily property. Prior to the recapitalization, iStar and the Ground Lease tenant owned the property through a venture. As part of the recapitalization, the Ground Lease tenant acquired iStar’s equity interest in the venture and repaid a mezzanine loan iStar had provided to the venture in August 2018.
☐
In November 2021, the company entered into an agreement pursuant to which it agreed to acquire land and a related Ground Lease originated by iStar when certain construction related conditions are met by a specified time period. The purchase price to be paid is $33.3 million, plus an amount necessary for iStar to achieve the greater of a 1.25x multiple or a 12% return on its investment. In addition, the Ground Lease documents contain future funding obligations to the Ground Lease tenant of approximately $51.8 million of leasehold improvement allowance upon achievement of certain milestones. In December 2021, iStar contributed the Ground Lease to an investment fund it formed that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase. iStar has a noncontrolling equity interest in the investment fund and an affiliate of GIC has a noncontrolling equity interest in the investement fund. The terms of the company’s commitment under the agreement did not change upon iStar’s contribution of the Ground Lease to the investment fund. There can be no assurance that the conditions to closing will be satisfied and that the company will acquire the Ground Lease from the investment fund.

☐
In June 2021, the company acquired from iStar a purchase option agreement for $1.2 million, which amount was equal to the deposit previously made by iStar under such option agreement plus assumption of iStar’s out of pocket costs and expenses in connection with entering into such option agreement. Under the option agreement, the company has the right to acquire for $215.0 million a property that is under a separate option for the benefit of a third party, whereby such third party has the right to enter into a Ground Lease and develop approximately 1.1 million square feet of office space.

Safehold Inc. 2022 Proxy Statement | 45

Certain Relationships and Related Transactions

☐
In June 2021, the company entered into two agreements pursuant to each of which it agreed to acquire land and a related Ground Lease originated by iStar when certain construction related conditions are met by a specified time period. The purchase price to be paid for each is $42.0 million, plus an amount necessary for iStar to achieve the greater of a 1.25x multiple and a 9% return on its investment. In addition, each Ground Lease provides for a leasehold improvement allowance up to a maximum of $83.0 million, which obligation would be assumed by the company upon acquisition. In the first quarter of 2022, iStar contributed the Ground Lease to an investment fund in which iStar has a noncontrolling equity interest and an affiliate of GIC has a noncontrolling equity interest. The terms of the commitment did not change upon iStar’s contribution of the Ground Lease to the investment fund. There can be no assurance that the conditions to closing will be satisfied and that the company will acquire the properties and Ground Leases from the investment fund.

☐
In March 2021, the company entered into an agreement pursuant to which, subject to certain conditions being met, it agreed to acquire 100% of the limited liability company interests in the owner of a fee estate subject to a Ground Lease on which a multi-family project is currently being constructed. In March 2021, iStar originated a $75.0 million construction loan commitment to the Ground Lease tenant and acquired the Ground Lease for $16.1 million. iStar subsequently sold the loan commitment to an investment fund in which iStar has a noncontrolling equity interest and an affiliate of GIC has a noncontrolling equity interest. The Ground Lease documents contained future funding obligations to the Ground Lease tenant of approximately $11.9 million of deferred purchase price and $52.0 million of leasehold improvement allowance upon achievement of certain milestones. Subsequent to the origination, iStar funded approximately $6.0 million of the deferred purchase price to the Ground Lease tenant. The company’s acquisition of the ground lessor entity closed in September 2021. The total consideration paid was $24.8 million and the company assumed the obligation for the remaining future funding obligations to the Ground Lease tenant.
☐
In February 2021, the company acquired land and simultaneously structured and entered into a Ground Lease as part of the Ground Lease tenant’s recapitalization of an existing hotel property. iStar provided a $50.0 million loan to the company’s Ground Lease tenant for the recapitalization of the leasehold. The company paid iStar $1.9 million of additional consideration in connection with this investment.

In addition, in February 2022, as described above under “Compensation Discussion and Analysis — Equity Compensation”, the company sold an aggregate of 1.37% of the authorized Caret Units to a group of investors. The investor group includes an affiliate of GIC, which made a commitment to purchase 28,571 Caret Units, 0.29% of the authorized Caret Units, for a purchase price of $5.0 million. This transaction was approved in accordance with our policy with respect to related party transactions.

Ownership
Our charter generally prohibits, with certain exceptions, any shareholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or all classes and series of our capital stock. We have granted a waiver to iStar to own up to 67.5% of our outstanding common stock. We are party to a stockholder’s agreement with iStar that, among other things, limits iStar’s discretionary voting power with respect to its shares of our common stock to 41.9%
of the voting power of our outstanding common stock, and requires that iStar vote all its shares that exceed 41.9% of our outstanding common stock in the same proportion as votes cast by our shareholders other than iStar. We have also granted waivers to GICRE to own up to 15.0% and to UBS Financial Services (solely on behalf of client accounts) to own up to 15.0%, of the outstanding shares of our common stock in the aggregate.

46 | Safehold Inc. 2022 Proxy Statement

Certain Relationships and Related Transactions

Our Equity Offerings and Concurrent iStar Private Placements
In September 2021, we completed a public offering of 2,530,000 shares of common stock at a price of $76.00 per share for total gross proceeds of $192.3 million, and iStar concurrently purchased 657,894 shares of our common stock in a private placement transaction at the public offering price of $76.00 per share for an aggregate purchase price of  $50 million.
In March 2022, we completed a public offering of 2,000,000 shares of common stock at a price of $59.00 per share for total gross proceeds of $118.0 million, and iStar concurrently purchased 3,240,000 shares of our common stock in a private placement transaction at the public offering price of $59.00 per share for an aggregate purchase price of  $191.2 million.

Safehold Inc. 2022 Proxy Statement | 47

Information about the Annual Meeting and Voting

    Who is entitled to vote at the meeting?
Only holders of record of our common stock at the close of business on March 23, 2022 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 61,941,758 shares of our common stock outstanding and entitled to vote.
    What constitutes a quorum?
The presence, either in person or by proxy, of the holders of the outstanding common stock entitled to cast a majority of all the votes entitled to be cast at the meeting on the record date is necessary to constitute a quorum at the annual meeting.
    What are the voting rights of shareholders?
Each shareholder is entitled to one vote for each share of common stock registered in the shareholder’s name on the record date.
    What vote is needed to approve each proposal?
Assuming a quorum is present in person or by proxy at the annual meeting:
Proposal		Voting Requirement
1	Election of five directors	The vote of a plurality of the votes cast by the holders of our common stock
2	Non-binding, advisory vote to approve executive compensation (“Say on Pay”)	The affirmative vote of a majority of the votes cast by the holders of our common stock
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	The affirmative vote of a majority of the votes cast by the holders of our common stock
For the approval of any other matters properly presented at the meeting for shareholder approval, the affirmative vote of a majority of the votes cast by the holders of our common stock is required.
    What are broker non-votes and what is the effect of broker non-votes and abstentions?
A “broker non-vote” occurs when a broker, bank or other nominee returns a properly executed proxy, but indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares on that matter. Under current NYSE rules, a broker, bank or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner on the election of directors (Proposal 1) and the Say on Pay resolution (Proposal 2). A broker, bank or other nominee does, however, have discretionary authority to vote shares without specific voting instructions from the beneficial owner on the ratification of the appointment of the independent registered public accounting firm (Proposal 3).
For purposes of votes on all matters described in this proxy statement to be presented at the annual meeting, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. An abstention will similarly have no effect on the election of directors, the Say on Pay vote or the ratification of our independent accounting firm. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
    How is my vote counted?
If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the election of directors (Proposal 1), FOR approval of the Say on Pay resolution (Proposal 2), and FOR the ratification of the appointment of the independent registered public accounting firm (Proposal 3).
Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker,

48 | Safehold Inc. 2022 Proxy Statement

Information about the Annual Meeting and Voting

bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such shareholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of record.
    Can I change my vote after I submit my proxy card?
If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:
☐
submitting voting instructions at a later time via Internet or telephone before the closing of these voting facilities;

☐
giving written notice to our Secretary by any means bearing a date later than the date of the proxy expressly revoking the proxy;

☐
signing and forwarding to us a proxy dated later; or

☐
attending the annual meeting and personally voting the common stock owned of record by you, although attendance at the annual meeting will not, by itself, revoke a proxy.

    Who pays the costs of soliciting proxies?
We pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors and officers and regular employees of SFTY Manager LLC, or manager, a wholly-owned subsidiary of iStar Inc. that manages our affairs pursuant to a management agreement, may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. Alliance Advisors LLC has been engaged to solicit proxies on our behalf in connection with our 2022 annual meeting of shareholders and provide other advisory services for a fee of $8,500, plus expenses.
     How can I attend the annual meeting?
The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a shareholder of the company as of the close of business on the record date, March 23, 2022, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetnow.global/M52G5LY. You also will be able to vote your shares online by attending the annual meeting by webcast.
To participate in the annual meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SAFE2022.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
     How do I register to attend the annual meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet.
To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Safehold holdings along with your name and email address to Computershare. Requests for registration should be directed to:
Computershare Safehold Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 6, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials.

Safehold Inc. 2022 Proxy Statement | 49

Information about the Annual Meeting and Voting

     Why are we holding a virtual meeting instead of a physical meeting?
In light of health, transportation, and other logistical issues raised by the coronavirus, or COVID-19 pandemic, we believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location with Internet access. In addition, a virtual meeting is more environmentally-friendly and saves time, cost and resources.

50 | Safehold Inc. 2022 Proxy Statement

Other Matters

Shareholder Proposals for the 2023 Annual Meeting
In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals intended to be presented at the annual meeting to be held in 2023 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our corporate secretary, and must be received by us no later than December 5, 2022 for inclusion in the 2023 proxy materials. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at our 2023 annual meeting, the proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than December 5, 2022 and not earlier than November 5, 2022; provided, however, in the event that the date of the 2023 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after May 16, 2023, in order for a proposal by a shareholder to be timely, such proposal must be delivered not earlier than the 150th day prior to the date of the 2023 annual meeting and not later than 5:00 p.m., Eastern time, on the later of (1) the 120th day prior to the date of the 2023 annual meeting or (2) the 10th day following the date on which public announcement of the date of the 2023 annual meeting of shareholders is first made.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the impacted shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify us by:
calling Investor Relations: (212) 930-9400
writing to: Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact us as specified above.

Safehold Inc. 2022 Proxy Statement | 51

Other Matters

Availability of 2021 Annual Report
Our 2021 Annual Report, including our audited financial statements for the fiscal year ended December 31, 2021, without exhibits, is being made available to you along with this proxy statement. You may obtain, without charge, an additional copy of our 2021 Annual Report, without exhibits:
on our website: www.safeholdinc.com
by writing to: Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas, 39th Floor New York, NY 10036
The 2021 Annual Report is not part of the proxy solicitation materials, however, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Additional Information
The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference:
(a)
the information contained in our Annual Report on Form 10-K for the year ended December 31, 2021; and

(b)
the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of shareholders.

The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You may obtain, without charge, a copy of any of the documents incorporated by reference herein:
on our website: www.safeholdinc.com
by writing to: Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas, 39th Floor New York, NY 10036

52 | Safehold Inc. 2022 Proxy Statement

Other Matters

Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting or any postponement of the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.

Whether or not you expect to attend the annual meeting, to ensure your representation at the annual meeting, please mark, sign, date and return the attached proxy card as promptly as possible.
By Order of the Board of Directors,
Geoffrey M. Dugan
General Counsel, Corporate and Secretary
April 4, 2022
New York, New York
Safehold Inc. 2022 Proxy Statement | 53

Safehold Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
www.safeholdinc.com

Safehold

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Annual Meeting Proxy Card

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Dean Adler	☐	☐	☐	02 - Jesse Hom	☐	☐	☐	03 - Robin Josephs	☐	☐	☐
04 - Jay Nydick	☐	☐	☐	05 - Stefan Selig	☐	☐	☐	06 - Jay Sugarman	☐	☐	☐

6 2 B M

03LI3C

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 03LI4D++2. Say on Pay – A non-binding advisory vote on approval ofexecutive compensation1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

The 2022 Annual Meeting of Shareholders of Safehold Inc. will be held onMonday, May 16, 2022 at 9:00 a.m. Eastern time, virtually via the internet at www.meetnow.global/M52G5LVTo access the virtual meeting, you must have the 15-digit number that is printed in the shaded barlocated on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/SAFE Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/SAFE IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SAFEHOLD INC. Notice of 2022 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting of Shareholders — May 16, 2022 at 9:00 a.m. Eastern TimeJay Sugarman and Geoffrey M. Dugan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all thepowers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Safehold Inc. to be held on May 16, 2022 or at any postponement oradjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, the electionof six nominees as directors, FOR Item 2, a non-binding advisory vote on approval of executive compensation, and FOR Item 3, the ratification of appointment of Deloitte &Touche LLP as our independent registered public accounting firm for 2022.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.) Non-Voting Items++Change of Address — Please print new address below. Comments — Please print your comments below

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors 01 - Dean Adler04 - Jay Nydick02 - Jesse Hom05 - Stefan Selig03 - Robin Josephs06 - Jay SugarmanFor Against Abstain For Against Abstain For Against Abstain 2. Say on Pay – A non-binding advisory vote on approval ofexecutive compensation1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy Card3. Ratification of the appointment of Deloitte & Touche LLP as ourindependent registered public accounting firm for the fiscalyear ending December 31, 2022For Against Abstain

The 2022 Annual Meeting of Shareholders of Safehold Inc. will be held onMonday, May 16, 2022 at 9:00 a.m. Eastern time, virtually via the internet at www.meetnow.global/M52G5LVShareholders who hold shares through an intermediary must register to attend the Annual Meeting by 5:00 p.m. Eastern time, on Friday, May 6, 2022.For additional information regarding how shareholders who hold shares through an intermediary, such as a bank or broker, may access, participate in,and/or vote at the virtual Annual Meeting, please refer to the Company’s Proxy Statement. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.edocumentview.com/SAFE qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SAFEHOLD INC.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qNotice of 2022 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting of Shareholders — May 16, 2022 at 9:00 a.m. Eastern TimeJay Sugarman and Geoffrey M. Dugan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all thepowers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Safehold Inc. to be held on May 16, 2022 or at any postponement oradjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, the electionof six nominees as directors, FOR Item 2, a non-binding advisory vote on approval of executive compensation, and FOR Item 3, the ratification of appointment of Deloitte &Touche LLP as our independent registered public accounting firm for 2022.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)